SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 13, 2006
STURM, RUGER & COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)
ONE LACEY PLACE, SOUTHPORT, CONNECTICUT      06890
(Address of Principal Executive Offices)                          (Zip Code)
Registrant’s telephone number, including area code (203) 259-7843
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 13, 2006, the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”) approved executive severance agreements with Michael O. Fifer, Chief Executive Officer of the Company, and Christopher John Killoy, Vice President of Sales and Marketing. The Board also approved an amendment to the severance agreement with Mr. Thomas P. Sullivan, Vice President of Newport Operation (all of the severance agreements are referred to herein as the “Agreements”).
     The Agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment. They provide for certain severance benefits to the executive in the event his employment is terminated under specified circumstances.
Mr. Michael O. Fifer’s Severance Agreement
     Mr. Fifer’s Agreement provides for the following severance benefits:
•	if he is terminated without cause, a lump sum cash payment equal to 18 months of his annual base salary; and
•	if there is a change in control and a reduction in his salary or a diminution of his duties and thereafter he terminates his employment, (i) a lump sum cash payment equal to 18 months of his annual base salary and 100% of his annual target cash bonus and (ii) continued insurance benefits for a period not to exceed two years from the date that his employment with the Company terminates.
Mr. Killoy’s Severance Agreement
     Mr. Killoy’s Agreement provides for the following severance benefits if there is a change in control and he is subsequently terminated or if there is a change in control and there is a reduction in his salary or a diminution of his duties, and thereafter he terminates his employment:
•	a lump sum cash payment equal to the greater of (i) 18 months of his annual base salary and 100% of his annual target cash bonus or (ii) 1/2 month of annual base salary for each year of employment service to the Company and continued insurance benefits for a period not to exceed two years from the date that his employment with the Company terminates.
Mr. Sullivan’s Severance Agreement
     Mr. Sullivan’s Agreement which was entered into on September 21, 2006 and disclosed on the Company’s Form 8-K as filed with the Securities and Exchange Commission on September 27, 2006, was amended to increase his severance benefits from 6 months of his annual base salary to 18 months of his annual base salary.
     All of the Agreements have a one-year term, subject to automatic extension for additional one-year periods on each anniversary of its date unless either side gives notice of intent not to renew at least one year in advance.

     The foregoing descriptions of the Agreements are qualified in their entirety by reference to the complete terms and conditions of the each respective Agreement, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Severance Agreement, dated as of December 15, 2006 by and between Sturm, Ruger, & Co., Inc. and Michael O. Fifer.

10.2	Severance Agreement, dated as of December 15, 2006, by and between Sturm, Ruger, & Co., Inc. and Christopher John Killoy.

10.3	Amended Severance Agreement, dated as of December 15, 2006, by and between Sturm, Ruger, & Co., Inc. and Thomas P. Sullivan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STURM, RUGER & COMPANY, INC.
By:	/s/ Thomas A. Dineen
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer, Treasurer and Chief Financial Officer

Dated: December 19, 2006

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